VA SOFTWARE REPORTS FIRST QUARTER FISCAL YEAR 2005 RESULTS

First quarter software revenue grows 137% year-over-year

FREMONT, CA—November 18, 2004—VA Software Corporation (Nasdaq: LNUX), provider of the award-winning SourceForge® Global Development Platform™ for optimizing distributed development, and parent company of OSTG, the leading online network of news and information sites for IT managers and development professionals, today announced financial results for its first quarter fiscal year 2005, ended October 31, 2004.

Total first quarter fiscal 2005 revenue grew 21% to $7.0 million, compared to first quarter fiscal 2004 total revenue of $5.8 million. Revenue from the software business increased 137% to $1.9 million in first quarter fiscal 2005 from $0.8 million in first quarter fiscal 2004.

The first quarter fiscal 2005 loss from operations declined to $1.9 million from $2.4 million for the first quarter fiscal year 2004 due to the growth in revenue and gross margin, somewhat offset by higher operating expenses. On a GAAP basis, the first quarter fiscal 2005 net loss was $1.6 million, or $0.03 per share, compared to last year's first quarter fiscal 2004 GAAP net loss of $1.2 million, or $0.02 per share. The first quarter of fiscal year 2004 was favorably impacted by reversals of legal expenses and legal settlements, totaling $2.2 million.

As specified in the attached reconciliation of net loss as reported to pro forma net loss, the first quarter fiscal 2005 net loss before non-recurring charges was $1.6 million, or $0.03 per share, compared to last year’s first quarter fiscal 2004 net loss before non-recurring charges of $1.2 million, or $0.02 per share. Cash and investments remain strong at $43.6 million as of October 31, 2004.

“We are very pleased with the performance of our software business during the first quarter. We added 11 new customers, our average contract value tripled compared to last year’s first quarter, and bookings reached an all-time high,” said Ali Jenab, president and CEO. “We have also positioned our online business, OSTG, for accelerating growth later in the year by adding key management talent.”

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing (800) 862-9098 or (785) 424-1051. A replay of the call will be available for 30 days by dialing (800) 934-3942 or (402) 220-1162.

Recent Highlights

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Customers. During the first quarter of fiscal 2005, VA Software added 11 new SourceForge Enterprise Edition accounts, including Tyco, Sony Computer Entertainment Japan, Enterprise DB, Scalix, NRI Pacific, SSB Technologies and WindRiver, to its installed base. In addition, existing customers including Agilent, Matsushita, Verisign, HP, Nortel, Los Alamos National Laboratories, Pfizer, 3Soft, Sandia National Laboratories and Northrop Grumman purchased additional SourceForge licenses and services. The SourceForge solution has been sold to 108 enterprises to date.

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OSTG. OSTG (Open Source Technology Group) is the leading network of news and information sites for IT managers and development professionals. For the eleventh-consecutive quarter, based on composition, OSTG has been named the number one network for delivering visitors who look for technology news online and for delivering visitors who make software purchases online, according to the Nielsen//NetRatings @Plan Fall 2004 Report.

OSTG continues to experience rapid traffic growth and increased advertising revenue while maintaining its commitment to a community-based technology audience working with a range of platforms and technologies. SourceForge.net®, the world’s largest repository of Open Source software, continues to break new records with over 951,000 registered users and 90,000 projects. The posting of FlexWiki to SourceForge.net brings the number of Open Source projects posted by Microsoft® to three. Microsoft’s three projects allow developers to build collaborative online content, build installation packages for Windows products and create graphic interfaces for Windows programs.

The network as a whole serves more than 250 million page views and 16 million unique visitors monthly.* This ranks OSTG among the top technology networks both in terms of size and purchasing power. Advertisers and sponsors of the network include Sybase, Sun Microsystems, IBM, Microsoft, Google, Rackspace, Intersystems and Xerox.

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IT Product Guide. Co-produced by InfoWorld and OSTG, the IT Product Guide delivers an unbiased, independent, and critical look at technology-focused products and services for IT buyers. Hosted on InfoWorld.com and OSTG’s ITManagersJournal.com, the IT Product Guide provides more than 230 in-depth InfoWorld Test Center reviews, specifications, user/buyer reviews, related articles, company data, and buying information for enterprise and business-grade IT products. Through the combined testing prowess and editorial strength of InfoWorld and the audience reach and community-focus of OSTG, the IT Product Guide delivers a rich source of information to active IT buyers.

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Personnel. VA Software recently appointed three media veterans to the organization. Andrew Zeiger joined OSTG as vice president of Sales in October. Zeiger comes to OSTG with an extensive background in advertising and sales, including five years at CNET Networks serving in various roles including regional vice president of sales for CNET Media. Valerie Williamson joined OSTG as vice president of Marketing in late June. Williamson’s background includes marketing and general management roles with IDG and Ziff Davis. Finally, Andrew Anker joined the board of directors effective September 20, 2004. Anker brings more than 17 years of experience in the areas of Internet media, advertising, technology and financial analysis. Anker is executive vice president, corporate development, for Six Apart, a Weblog software and services firm. Previously, he was a general partner with August Capital and co-founded and was CEO of Wired Digital, Inc. Anker led Wired Digital from its founding through 1998 and built it into one of the 20 largest networks of web sites.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net income and earnings per share exclude amortization of intangible assets and deferred stock compensation, as well as restructuring costs and other special charges. These non-GAAP adjustments are provided to enhance the user’s overall understanding of current financial performance and prospects for the future. Specifically, VA believes the non-GAAP results provide useful information to both management and investors by excluding certain non-recurring expenses that VA believes are not indicative of core operating results. In addition, because VA has historically reported non-GAAP results to the investment community, VA believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software

VA Software (Nasdaq: LNUX) is at the center of today’s technology revolution and incites innovation by empowering the IT and developer communities with information, community support and software. VA Software is the parent company of OSTG (Open Source Technology Group), and the creator of SourceForge. SourceForge.net is the global nexus for the Open Source community with 90,000+ Open Source projects and 950,000+ registered users. SourceForge Enterprise Edition optimizes distributed development for Fortune 500 companies.

OSTG, the cornerstone of the Open Source movement, is the leading online network for IT managers and development professionals. OSTG technology-focused sites include Slashdot.org, SourceForge.net, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. OSTG also runs ThinkGeek.com, an online retailer of technology products, and the MediaBuilder network, featuring AnimationFactory.com. OSTG receives more than 250 million page views and nearly 16 million unique visitors monthly.

For more information about VA Software, visit www.vasoftware.com. For more information about OSTG, visit www.ostg.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding VA’s anticipated financial performance and continued progress as a company, including OSTG’s anticipated online advertising growth. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA’s success in expanding its SourceForge enterprise software business; VA’s ability to achieve and sustain higher levels of revenue; VA’s reliance upon strategic relationships with other companies; VA’s ability to protect and defend its intellectual property rights; the size and timing of execution of enterprise-level licenses; decreases or delays in online advertising spending; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA may incur in future quarters; and competition with, and pricing pressures from more established competitors. Investors should consult VA’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 31, 2004, for further information regarding these and the other risks of the Company’s business. These documents are available at the SEC Web site: www.sec.gov. VA assumes no obligation to update the forward-looking information contained in this news release.

Note to editors: VA Software, SourceForge, Global Development Platform and OSTG are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. Slashdot and SourceForge.net are registered trademarks of OSTG, Inc., in the United States and other countries. All other trademarks are property of their respective owners.

* Publisher’s own data based on internal traffic audits.

Contact:
Investor Relations
VA Software Corp.
(510) 687-8731
ir@vasoftware.com

VA Software Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (In thousands, except per share data)

	Three Months Ended
	October 31, 2004	October 31, 2003
	(unaudited)
Software revenues	$ 1,931	$ 815
Online Media revenues	1,849	2,276
E-commerce revenues	2,694	2,242
Online Images revenues	524	433
Other revenues	--	31
Net Revenues	6,998	5,797

Software cost of revenues	232	595
Online Media cost of revenues	802	762
E-commerce cost of revenues	2,355	1,777
Online Images cost of revenues	130	116
Cost of revenues	3,519	3,250
Gross margin	3,479	2,547

Operating Expenses:
Sales and marketing	2,411	2,392
Research and development	1,471	1,827
General and administrative	1,465	724
Restructuring costs and other special charges	--	(17)
Amortization of deferred stock compensation	--	20
Amortization of intangible assets	3	3
Total operating expenses	5,350	4,949
Loss from operations	(1,871)	(2,402)
Interest and other, net	255	1,179
Net loss	$(1,616)	$(1,223)

Basic and diluted net loss per share	$ (0.03)	$ (0.02)
Weighted-average shares outstanding:
Basic and diluted	61,296	56,255

Reconciliation of net loss as reported to pro forma net loss:
	Three Months Ended
	October 31, 2004	October 31, 2003
	(unaudited)
Net loss as reported	$(1,616)	$(1,223)
Non recurring charges:
Restructuring cost and other special	--	(17)
Amortization of deferred stock compensation	--	20
Amortization of intangible assets	3	3
Pro forma net loss	$(1,613)	$(1,217)

Basic and diluted net loss per share - pro forma	$ (0.03)	$ (0.02)
Weighted-average shares outstanding:
Basic and diluted	61,296	56,255

VA Software Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)

	October 31, 2004	July 31, 2004
	(unaudited)
ASSETS
Current Assets:
Cash, cash equivalents, and short-term investments	$ 30,991	$ 28,559
Accounts receivable, net	4,041	3,909
Inventories	855	1,069
Prepaid expenses and other assets	1,339	1,046
Total current assets	37,226	34,583
Long-term investments	12,579	16,933
Property and equipment, net	1,120	1,208
Other assets	783	955
Total assets	$ 51,708	$ 53,679

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 1,036	$ 1,674
Accrued restructuring liabilities	3,019	3,440
Deferred revenue	2,431	1,750
Accrued liabilities and other	2,211	1,853
Total current liabilities	8,697	8,717
Accrued restructuring liabilities, net of current portion	7,291	7,843
Other long-term liabilities	1,367	1,349
Total liabilities	17,355	17,909
Stockholders' equity:
Common stock	62	62
Additional paid-in capital	783,473	783,242
Accumulated other comprehensive gain	(203)	(171)
Accumulated deficit	(748,979)	(747,363)
Total stockholders' equity	34,353	35,770
Total liabilities and stockholders' equity	$ 51,708	$ 53,679